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EXHIBIT 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2003 Employee Stock Purchase Plan of Movie Gallery, Inc. of our report dated February 13, 2003 with respect to the consolidated financial statements and related financial statement schedule of Movie Gallery, Inc. included in its Annual Report on Form 10-K for the fiscal year ended January 5, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Birmingham, Alabama
September 26, 2003

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS